Exhibit 99.1

	FOR:	Jarden Corporation

	CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations:
Erica Pettit
Press: Evan Goetz/Melissa Merrill
Financial Dynamics
FOR IMMEDIATE RELEASE		212-850-5600

JARDEN REPORTS RECORD ANNUAL AND FOURTH QUARTER 2006 RESULTS

RYE, N.Y., February 14, 2007 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter and year ended December 31, 2006.

For the quarter ended December 31, 2006, net sales increased 9% to $1.1 billion compared to $975 million for the same period in the previous year. Net income was $35.7 million, or $0.52 per diluted share, for the quarter ended December 31, 2006, compared to $2.5 million, or $0.04 per diluted share, in the fourth quarter of 2005. On a non-GAAP basis, as adjusted net income was $54.8 million, or $0.80 per diluted share, an increase of 57% per diluted share, for the quarter ended December 31, 2006, compared to $34.5 million, or $0.51 per diluted share, in the fourth quarter of 2005. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

For the year ended December 31, 2006, net sales increased 21% to $3.85 billion compared to $3.2 billion for the same period in the previous year. Net income allocable to common stockholders was $106 million, or $1.59 per diluted share for the year ended December 31, 2006, compared to $12.1 million or $0.22 per diluted share for the year ended December 31, 2005. On a non-GAAP basis, as adjusted net income was approximately $169 million, or $2.55 per diluted share for the year ended December 31, 2006, an increase of 18% per diluted share, compared to approximately $140 million, or $2.16 per diluted share for the year ended December 31, 2005. The American Household and Holmes Group businesses have been included in the results of operations from January 2005 and July 2005, respectively.

Martin E. Franklin, Chairman and Chief Executive Officer commented; “We are delighted that we were able to deliver a record fourth quarter to round out an exceptional year for Jarden in 2006. The hard work involved with our integration and reorganization efforts, coupled with new product introductions, was well rewarded with significant improvements in operating margins in the second half of the year. Our businesses are well positioned to continue this momentum into 2007. Our shares also performed well during 2006, beating the S&P for the sixth consecutive year driven by organic growth at the high end of our expected range, expanding gross margins and continuing investment in our new products and brands.”

Mr. Franklin continued; “Over the course of the past week we successfully completed our expanded offering of $550 million of 7.5% 10 year senior subordinated notes and expect to close today on an additional $100 million of 7.5% 10 year senior subordinated notes. These issuances not only lay the platform for the long term future growth of our business, but we believe that it also represents a strong vote of confidence by investors in our business model of aggressively and thoughtfully investing in the growth of our brands and opportunistic acquisitions, while maintaining a fiscally conservative position to our debt and coverage ratios. The consistency of approach we have demonstrated over the last six years is continuing to pay off. In the last three months we have raised new capital from both the debt and equity markets and enter 2007 with a commitment to deliver another year of strong performance. I would like to thank all of Jarden’s management and employees for their contribution to Jarden’s strong performance in 2006 and look forward to continuing our strategy of building a world class consumer products company together in 2007.”

The Company will be holding a conference call at 9:45 a.m. (EDT) today, February 14, 2007, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until February 28, 2007.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Campingaz® and Coleman®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, securities offerings and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2006			December 31, 2005
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$1,059.5	$—	$1,059.5	$975.4	$—	$975.4

Cost of sales	800.2	(6.5)	793.7	744.7	(4.3)	740.4

Gross profit	259.3	6.5	265.8	230.7	4.3	235.0
Selling, general and administrative expenses	160.0	(9.6)	150.4	187.0	(33.0)	154.0
Reorganization and acquisition-related integration costs, net	14.3	(14.3)	—	13.1	(13.1)	—

Operating earnings	85.0	30.4	115.4	30.6	50.4	81.0
Interest expense, net	29.1	—	29.1	26.6	—	26.6

Income before taxes	55.9	30.4	86.3	4.0	50.4	54.4
Income tax provision	20.2	11.3	31.5	1.5	18.4	19.9

Net income	$35.7	$19.1	$54.8	$2.5	$32.0	$34.5

Earnings per share:
Basic	$0.53		$0.82	$0.04		$0.53
Diluted	$0.52		$0.80	$0.04		$0.51
Weighted average shares outstanding :
Basic	66.8		66.8	65.6		65.6
Diluted	68.2		68.2	67.4		67.4

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2006			December 31, 2005
	As Reported (GAAP)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)	As Reported (GAAP) (2)	Adjustments (1)(3)	As Adjusted (non-GAAP) (1)(3)
Net sales	$3,846.3	$—	$3,846.3	$3,189.1	$—	$3,189.1

Cost of sales	2,904.0	(10.7)	2,893.3	2,402.3	(24.9)	2,377.4

Gross profit	942.3	10.7	953.0	786.8	24.9	811.7
Selling, general and administrative expenses	604.9	(31.1)	573.8	571.7	(63.9)	507.8
Reorganization and acquisition-related integration costs, net	36.8	(36.8)	—	29.1	(29.1)	—

Operating earnings	300.6	78.6	379.2	186.0	117.9	303.9
Interest expense, net	112.6	—	112.6	84.2	—	84.2
Loss on early extinguishment of debt	—	—	—	6.1	(6.1)	—

Income before taxes	188.0	78.6	266.6	95.7	124.0	219.7
Income tax provision	82.0	15.3	97.3	35.0	45.2	80.2

Net income	$106.0	$63.3	$169.3	$60.7	$78.8	$139.5

Paid in-kind dividends on Series B and C preferred stock	—	—	—	(9.7)	9.7	—
Charges from beneficial conversions of Series C preferred stock	—	—	—	(38.9)	38.9	—

Income allocable to common stockholders	$106.0	$63.3	$169.3	$12.1	$127.4	$139.5

Earnings per share:
Basic	$1.62		$2.59	$0.23		$2.64
Diluted	$1.59		$2.55	$0.22		$2.16
Weighted average shares outstanding :
Basic	65.4		65.4	52.9		52.9
Diluted	66.5		66.5	54.7	9.6 *	64.3

*	Addback: Conversion of Series B and C preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$202.6	$237.1
Accounts receivable, net	558.8	523.2
Inventories	659.2	566.3
Deferred taxes on income	98.3	84.7
Prepaid expenses and other current assets	44.8	53.1

Total current assets	1,563.7	1,464.4

Property, plant and equipment, net	345.8	320.6
Goodwill	1,223.7	1,263.2
Intangible assets, net	704.2	431.2
Other assets	45.2	45.2

Total assets	$3,882.6	$3,524.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$19.2	$86.3
Accounts payable	303.3	260.2
Accrued salaries, wages and employee benefits	95.8	107.9
Taxes on income	14.5	15.4
Deferred consideration for acquisitions	29.4	11.6
Other current liabilities	261.9	233.1

Total current liabilities	724.1	714.5

Long-term debt	1,421.8	1,455.1
Deferred taxes on income	245.8	123.9
Other non-current liabilities	233.5	227.3

Total liabilities	2,625.2	2,520.8

Stockholders’ equity:
Common stock	0.7	0.7
Additional paid-in capital	999.3	877.3
Retained earnings	261.3	155.3
Accumulated other comprehensive income (loss)	26.5	(4.0)
Treasury stock, at cost	(30.4)	(25.5)

Total stockholders’ equity	1,257.4	1,003.8

Total liabilities and stockholders’ equity	$3,882.6	$3,524.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended December 31,		Years ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$35.7	$2.5	$106.0	$60.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.4	16.8	66.4	57.6
Other non-cash items	2.0	34.4	79.4	115.0
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	57.2	63.1	(21.5)	(100.8)
Inventory	112.1	133.1	(13.9)	59.4
Accounts payable	(25.0)	(31.2)	20.8	28.5
Other assets and liabilities	6.8	36.6	(1.2)	20.5

Net cash provided by operating activities	208.2	255.3	236.0	240.9

Cash flows from financing activities:
Proceeds from revolver and securitization borrowings	44.0	245.8	504.2	373.1
Payments on revolver and securitization borrowings	(226.1)	(272.5)	(504.2)	(373.1)
Proceeds from issuance of long-term debt	—	36.8	—	1,366.8
Payments on long-term debt	(23.9)	(59.2)	(86.9)	(369.9)
Net borrowings under foreign lines of credit	(4.6)	(14.5)	(6.6)	(14.5)
Proceeds from issuance of stock, net of transaction fees	141.4	5.7	145.3	356.2
Repurchase of common stock	—	(29.4)	(50.0)	(35.4)
Debt issuance costs	(1.2)	(1.4)	(3.8)	(21.3)
Proceeds from recouponing of interest rate swaps	—	16.8	6.6	16.8
Other	1.4	30.2	(0.2)	21.1

Net cash (used in) provided by financing activities	(69.0)	(41.7)	4.4	1,319.8

Cash flows from investing activities:
Additions to property, plant and equipment	(20.9)	(22.0)	(68.8)	(58.5)
Acquisition of businesses, net of cash acquired	(0.7)	(18.8)	(209.8)	(1,289.6)
Other	0.3	7.2	1.1	7.0

Net cash used in investing activities	(21.3)	(33.6)	(277.5)	(1,341.1)

Effect of exchange rate changes on cash and cash equivalents	1.8	(3.0)	2.6	(3.2)

Net increase (decrease) in cash and cash equivalents	119.7	177.0	(34.5)	216.4
Cash and cash equivalents at beginning of period	82.9	60.1	237.1	20.7

Cash and cash equivalents at end of period	$202.6	$237.1	$202.6	$237.1

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2006
Net sales	$228.8	$640.5	$132.6	$74.2	$(16.6)	$1,059.5	$—	$1,059.5

Segment earnings (loss)	$27.5	$106.8	$(2.7)	$7.4	$—	$139.0	$(5.9)	$133.1

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(6.5)	—	—	—	—	(6.5)	—	(6.5)
Reorganization and acquisition-related costs, net	(2.7)	(8.7)	(1.7)	—	—	(13.1)	(1.2)	(14.3)
Other integration-related costs	—	(1.0)	—	—	—	(1.0)	—	(1.0)
Stock-based compensation	—	—	—	—	—	—	(6.9)	(6.9)
Depreciation and amortization	(4.2)	(8.0)	(4.5)	(2.4)	—	(19.1)	(0.3)	(19.4)

Operating earnings (loss)	$14.1	$89.1	$(8.9)	$5.0	—	$99.3	$(14.3)	$85.0

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
(Reclassified)
Quarter ended December 31, 2005
Net sales	$166.7	$638.7	$125.1	$58.0	$(13.1)	$975.4	$—	$975.4

Segment earnings (loss)	$18.2	$91.1	$(11.3)	$6.2	$—	$104.2	$(6.8)	$97.4

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	—	(1.8)	—	—	—	(1.8)	—	(1.8)
Reorganization and acquisition-related costs, net	(1.5)	(9.9)	(1.8)	—	—	(13.2)	0.1	(13.1)
Impairment/ write-off of assets	—	(1.6)	(0.9)	—	—	(2.5)	—	(2.5)
Stock-based compensation	—	—	—	—	—	—	(32.6)	(32.6)
Depreciation and amortization	(2.8)	(6.9)	(4.5)	(2.3)	—	(16.5)	(0.3)	(16.8)

Operating earnings (loss)	$13.9	$70.9	$(18.5)	$3.9	—	$70.2	$(39.6)	$30.6

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2006
Net sales	$812.0	$1,892.2	$901.0	$309.4	$(68.3)	$3,846.3	$—	$3,846.3

Segment earnings (loss)	$118.4	$250.3	$84.3	$33.8	$—	$486.8	$(44.8)	$442.0

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(10.4)	—	—	—	—	(10.4)	—	(10.4)
Reorganization and acquisition-related costs, net	(7.8)	(26.6)	(2.9)	—	—	(37.3)	0.5	(36.8)
Impairment/ write-off of assets	—	—	(0.3)	—	—	(0.3)	—	(0.3)
Other integration-related costs	—	(3.4)	—	—	—	(3.4)	(1.1)	(4.5)
Stock-based compensation	—	—	—	—	—	—	(23.0)	(23.0)
Depreciation and amortization	(13.1)	(25.5)	(17.0)	(9.4)	—	(65.0)	(1.4)	(66.4)

Operating earnings (loss)	$87.1	$194.8	$64.1	$24.4	—	$370.4	$(69.8)	$300.6

	Branded Consumables (a)	Consumer Solutions (b)	Outdoor Solutions	Process Solutions (c)	Intercompany Eliminations (d)	Total Operating Segments	Corporate/ Unallocated	Consolidated
(Reclassified)
Year ended December 31, 2005
Net sales	$685.0	$1,518.3	$820.7	$233.6	$(68.5)	$3,189.1	$—	$3,189.1

Segment earnings (loss)	$95.3	$190.2	$77.0	$29.3	$—	$391.8	$(31.8)	$360.0

Adjustments to reconcile to reported operating earnings(loss):
Manufacturer’s profit in inventory	(0.2)	(6.0)	—	—	—	(6.2)	(16.2)	(22.4)
Reorganization and acquisition-related costs, net	(3.3)	(20.2)	(2.9)	—	—	(26.4)	(2.7)	(29.1)
Impairment/ write-off of assets	—	(1.6)	(0.9)	—	—	(2.5)	—	(2.5)
Stock-based compensation	—	—	—	—	—	—	(62.4)	(62.4)
Depreciation and amortization	(10.6)	(20.0)	(17.3)	(9.3)	—	(57.2)	(0.4)	(57.6)

Operating earnings (loss)	$81.2	$142.4	$55.9	$20.0	—	$299.5	$(113.5)	$186.0

(a)	Effective January 1, 2006, the First Alert business was transferred to the Branded consumables segment from the Consumer solutions segment. All prior periods have been restated to reflect the business in the Branded consumables segment.

(b)	Consumer solutions segment consists of the consumer solutions business acquired as part of the acquisition of American Household, Inc. (the “AHI Acquisition”) effective January 24, 2005; the consumer solutions business acquired with the acquisition of The Holmes Group, Inc. (the “THG Acquisition”) effective July 18, 2005; and the FoodSaver® and Villaware® businesses.

(c)	Formerly referred to as the “Other” segment.

(d)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the quarter and year ended December 31, 2006 and 2005. For the quarter ended December 31, 2006 adjustments to net income consist of $6.5 million of manufacturer’s profit in inventory charged to cost of sales related to the Pine Mountain acquisition, $14.3 million of reorganization and acquisition-related integration costs, $6.9 million of non-cash stock-based compensation costs, $1.7 million of amortization of acquired intangible assets and $1.0 million of certain duplicative costs associated with the ongoing integration activities. Also, included in the adjustments to net income for the quarter ended December 31, 2006 is the tax provision adjustment of $11.3 million which reflects the adjustment of a tax cost associated with the legal reorganization of the Consumer solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the quarter ended December 31, 2005, adjustments to net income consist of $1.8 million in manufacturer’s profit in inventory charged to cost of sales related to the THG Acquisition, $13.1 million of reorganization and acquisition-related integration costs, $2.5 million write-off of inventory relating to reorganization and acquisition-related integration initiatives, $0.4 million of amortization of acquired intangible assets and $32.6 million of non-cash stock-based compensation costs. Also, included in the adjustments to net income for the quarter ended December 31, 2005 is a tax provision adjustment of $18.4 million which reflects the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the year ended December 31, 2006, adjustments to net income consist of $10.4 million of manufacturer’s profit in inventory charged to cost of sales related to the Pine Mountain acquisition, $36.8 million related to reorganization and acquisition-related integration costs, $23 million of non-cash stock-based compensation costs, $1.1 million related to an executive separation, $3.4 million of certain duplicative administrative costs associated with the ongoing integration activities, $3.5 million of amortization of acquired intangible assets and $0.3 million of inventory write-offs related to integration activities. Also, included in the adjustments to net income for the year ended December 31, 2006 is a tax provision adjustment of $15.3 million which reflects the adjustment of a tax cost associated with the legal reorganization of the Consumer solutions business and the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the year ended December 31, 2005, adjustments to net income consist of $22.4 million of manufacturer’s profit in inventory charged to cost of sales related to the AHI and THG Acquisitions, $29.1 million of reorganization and acquisition-related integration costs, $62.4 million of non-cash stock-based compensation costs, $2.5 million write-off of inventory relating to reorganization and acquisition-related integration initiatives, $1.5 million of amortization of acquired intangible assets, $6.1 million of loss on early extinguishment of debt and $48.6 million related to the beneficial conversion of Series B and C preferred stock. Also, included in the adjustments to net income for the year end December 31, 2005 is a tax provision adjustment of $45.2 million which reflects the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

Adjustments to the weighted average shares outstanding for 2005 consist of Series B and Series C preferred stock common stock equivalents on an if-converted basis as well as restricted shares for executive officers to be issued upon shareholder approval of an amendment to the stock compensation plan.

Note 2: Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. Additionally, the Company’s credit agreement has provided for manufacturer’s profit in inventory adjustments required for purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt to be excluded in calculations used for determining whether the Company is in compliance with certain credit agreement covenants.

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